Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-131373) and Form S-8 (File Nos. 333-110602, 333-106945, 333-76064, 333-72852, and 333-70992) of The NASDAQ OMX Group, Inc., of our report dated February 20, 2008 relating to the consolidated financial statements of OMX AB, which appears in the Current Report on Form 8-K/A of The NASDAQ OMX Group, Inc., dated May 2, 2008.

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

May 2, 2008